Bond.com Group, Inc. 8-K

Exhibit 10.1

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (the “Agreement”), dated as of October 19, 2010, is entered into by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”), and Bonds MX, LLC, a Delaware limited liability company (the “Buyer”).  Edwin L. Knetzger, III (“Knetzger”) and Tully Capital Partners (“Tully”) join into this Agreement solely for the purpose of agreeing to be bound by Section 10(n) hereof.

WHEREAS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, Units (as defined below) of securities of the Company, as more fully described in this Agreement.  As used herein, each “Unit” purchased by the Buyer shall consist of:  (i) 100 shares (the “Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company, (ii) warrants exercisable for 416,667 shares of common stock of the Company (the “Common Stock”) at a purchase price of $0.24 per share (the “Warrants”), and (iii) the right to receive 416,667 additional shares of Common Stock (the “Performance Shares”) if the Company fails to meet performance targets set forth in Section 7.  The Units, the Shares, the Warrants, the Common Stock to be issued pursuant to the exercise of the Warrants and the Performance Shares are referred to herein as the “Securities.”  The Company will be offering Units to other investors, which offering (the “Offering”) will continue through October 31, 2010, unless the Company elects to extend the period to a date no later than January 31, 2011.

C.           In connection with the transactions contemplated by this Agreement, the Company will be selling to UBS Americas Inc. (“UBS”) 12.5 units of securities of the Company pursuant to a Unit Purchase Agreement dated as of the date hereof between the Company and UBS (the “UBS Purchase Agreement”), with each unit consisting of: (i) 100 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”) of the Company, (ii) warrants exercisable for 4,166.67 shares of Series A Participating Preferred Stock (“Series A Preferred Stock”) at a purchase price of $24.00 per share, and (iii) the right to receive 4,166.67 shares of the Company’s Series A Preferred Stock if the Company fails to meet performance targets set forth in Section 7.

D.           In connection with the transactions contemplated by this Agreement, the parties hereto and certain other stockholders of the Company are executing and delivering a Series B Stockholders’ Agreement, substantially in the form attached hereto as Exhibit A (the “Stockholders’ Agreement”).

E.           In connection with the transactions contemplated by this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF UNITS.

(a)           Certificate of Designation.  On or prior to the First Tranche Closing Date (as defined below) the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Designation in the form attached hereto as Exhibit C (the “Certificate of Designation”).

(b)           First Tranche Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company 12 Units at the first tranche closing (the “First Tranche Closing”).  The First Tranche Closing shall occur at 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Buyer) at the offices of Bingham McCutchen LLP, 399 Third Avenue, New York, New York 10022.  The date on which the First Tranche Closing is actually held is referred to herein as the “First Tranche Closing Date”).

(c)           Second Tranche Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6A below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company 4 Units at the second tranche closing (the “Second Tranche Closing”).  The Second Tranche Closing shall occur at 10:00 a.m., New York City time, on November 1, 2010 (or such other date and time as is mutually agreed to by the Company and the Buyer) at the offices of Bingham McCutchen LLP, 399 Third Avenue, New York, New York 10022.  The date on which the Second Tranche Closing is actually held is referred to herein as the “Second Tranche Closing Date.”

(d)           Third Tranche Closing.  Subject to the satisfaction (or waiver) of all of the conditions set forth in Sections 5 and 6A below, the company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company 4 Units at the third tranche closing (the “Third Tranche Closing”; each of the Second Tranche Closing and the Third Tranche Closing shall be referred to as an “Additional Closing”, the First Tranche Closing and each Additional Closing shall be referred to as a “Closing” and each such date is referred to as a “Closing Date”).  The Third Tranche Closing shall occur at 10:00 a.m., New York City time, on December 1, 2010 (or such other date and time as is mutually agreed to by the Company and the Buyer).

(e)           Purchase Price.  The purchase price for each Unit to be purchased by the Buyer at each Closing hereunder shall be One Hundred Thousand Dollars ($100,000.00) (the “Purchase Price”).

(f)           Form of Payment.  On the First Tranche Closing Date, (i) the Buyer shall pay the Purchase Price to the Company for the Units to be issued and sold to the Buyer at such Closing by cancellation of the outstanding principal balance under the Existing Note, and, with respect of the balance of the Purchase Price for the Units to be issued and sold to Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue to the Buyer copies of one or more stock certificates, evidencing the number of Shares to be purchased at such Closing by the Buyer free and clear of any mortgage, pledge, hypothecation, rights of others, rights of first refusal, claim, security interest, encumbrance, title, defect, voting trust agreement, option, lien, taxes, charge or similar restrictions or limitations (collectively, “Liens”).  For purposes of this Agreement, the “Existing Note” means the indebtedness of the Company’s wholly owned subsidiary, Bonds.com Holdings, Inc. (“Holdings”), to the Buyer evidenced by the Amended 15% Promissory Note dated August 20, 2010, executed by Holdings in favor of the Buyer.  The Company and the Buyer acknowledge and agree that the Existing Note, and the entire principal balance thereunder shall be deemed canceled, surrendered and retired in full as of the First Tranche Closing Date, and the Company shall pay to the Buyer within ninety (90) days of the First Tranche Closing all accrued and unpaid interest under the Existing Note.

(g)           Exercise of Warrants.  The Warrants may be exercised at any time from the Closing Date at which such Warrants are issued until the date which is five years from such date (the “Warrant Exercise Period”).  Within the Warrant Exercise Period, the Warrants may be exercised in whole or in part at the price per share of $0.24 per share of Common Stock (the “Warrant Exercise Price”), such number of shares of Common Stock and Warrant Exercise Price are subject to adjustment as set forth in the Warrant Certificate (as defined below), payable by certified wire transfer to an account designated by the Company.  Upon delivery of a Notice of Exercise Form duly executed in the form attached to the Warrant Certificate (as defined below) hereto (which Notice of Exercise Form may be submitted by delivery to the Company), together with payment of the aggregate Warrant Exercise Price for the shares of Common Stock purchased, the Buyer shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The Warrants will be certificated in the form attached hereto as Exhibit D (the “Warrant Certificate”).  All Warrants shall include a cashless exercise feature.

(h)           Rounding.  When calculating the number of Securities represented by a fraction of a Unit, the Company shall round up to the nearest whole Security.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Buyer that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock or other equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Stockholders’ Agreement, the Certificate of Designation, the Registration Rights Agreement and each of the other agreements to be entered into by the parties hereto in connection with the transactions contemplated by this Agreement including the UBS Purchase Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units and the Shares and the reservation for issuance and the issuance of the Common Stock issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Liens with respect to the issue thereof and the Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Series B Preferred Stock.  As of the Closing Date Closing Date at which Warrants are issued, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the maximum number of shares of Common Stock issuable upon exercise of such Warrants.

3.           BUYER’S REPRESENTATIONS AND WARRANTIES.

(a)           Validity; Enforcement.  The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Public Sale or Distribution.  The Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and the Buyer does not have a present arrangement to effect any distribution of Securities to or through any person or entity; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  The Buyer is acquiring the Securities hereunder in the ordinary course of its business.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(e)           Information.  The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein.  The Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)           Transfer or Resale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made), may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Buyer effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(f).

(g)           General Solicitation.  The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Buyer’s knowledge, any other general solicitation or general advertisement.

4.           COVENANTS.

(a)           Transfer Restrictions.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)          The Buyer agrees to the imprinting, so long as is required by this Section 4(a), of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)           Removal of Legend. Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4(a) hereof): (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that at such time as such legend is no longer required under this Section 4(b), it will, no later than three trading days following the delivery by the Buyer to the Company or the Company’s transfer agent of a certificate representing the Securities, as applicable, issued with a restrictive legend along with an acceptable legal opinion and broker representation letter, deliver or cause to be delivered to the Buyer a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

(c)           Compliance with 1933 Act.  The Buyer agrees that the Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4(b) is predicated upon the Company's reliance upon this understanding.

5.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to the Buyer at the any Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)           The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          The Buyer shall have delivered to the Company the Purchase Price for the Units being purchased by the Buyer at such Closing.  Without limitation of the foregoing, the Buyer shall have delivered to the Company the original Existing Note marked “Canceled” at the First Tranche Closing.

(iii)         The corresponding tranche closing under the UBS Purchase Agreement shall have occurred (or shall be taking place simultaneously with such Closing).

(iv)         The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.

6.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE AT THE FIRST TRANCHE CLOSING.

The obligation of the Buyer hereunder to purchase the Units at the First Tranche Closing is subject to the satisfaction, at or before the First Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware, which shall continue to be in full force and effect as of the First Tranche Closing.

(ii)          The Company shall have executed and delivered to the Buyer (i) each of the Transaction Documents and (ii) one or more copies of certificates representing the shares of Series B Preferred Stock being purchased by the Buyer at the First Tranche Closing pursuant to this Agreement.

(iii)         The Company shall have executed and delivered to Buyer the Warrant Certificate representing the Warrants issued at the First Tranche Closing.

(iv)         The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the First Tranche Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Tranche Closing Date.

6A.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE AT ANY ADDITIONAL CLOSING.

The obligation of the Buyer hereunder to purchase the Units at any Additional Closing is subject to the satisfaction, at or before the corresponding Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(v)          The Company shall have executed and delivered to the Buyer copies of one or more certificates representing the shares of Series B Preferred Stock being purchased by the Buyer at the Additional Closing pursuant to this Agreement.

(vi)         The Company shall have executed and delivered to Buyer the Warrant Certificate representing Warrants issued at such Additional Closing.

(vii)        (a) UBS Securities LLC (“UBS”) and its Affiliates shall be continuing to perform under that certain Licensing and Services Agreement, dated January 11, 2010 (the “UBS Commercial Agreement”), by and among the Company, Bonds.com, Inc. and UBS, in a manner substantially consistent with their current performance thereunder and (b) the UBS Commercial Agreement shall not have been terminated or modified in any manner adverse to the Company.

(viii)       UBS and its Affiliates shall not have altered their performance or course of conduct under, or their interpretation of the parties’ rights under, the UBS Commercial Agreement, in each case, in a manner adverse to the Company.

(ix)          The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of such Additional Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

7.           PERFORMANCE SHARES.  On the final closing date of the Offering, the Company shall reserve that number of shares of Common Stock equal to the number of Performance Shares issuable to the Buyer hereunder.  If the Company generates less than $7,500,000 in revenue for the 12-month period ending on the first anniversary of the final closing date of the Offering determined in accordance with generally accepted accounting principles consistently applied (the “Performance Period”), the Company shall issue to the Buyer a number of Performance Shares equal to the product of (x) (i) the aggregate number of Performance Shares multiplied by (ii) (A) $7,500,000 minus revenue for the Performance Period, divided by (B) $7,500,000 multiplied by (y) a fraction, the numerator of which is the dollar amount of the Units purchased by the Buyer at all Closings and the denominator of which is $2,000,000.  The Company shall perform the calculation contemplated by this Section 7 within sixty (60) days following the end of the Performance Period and, if applicable, shall issue Performance Shares promptly thereafter.

8.           ISSUANCE OF ADDITIONAL SHARES AND WARRANTS.

(a)           Protection with Respect to Subsequent Closings in the Offering.

(i)           If, pursuant to the Offering, the Company shall sell any “units” at a price per unit that is less than the aggregate “Stated Value” of all shares of Series B Preferred Stock and/or Series B-1 Preferred Stock included in such units, (any such issuance, a “Dilutive Issuance”), the Company shall issue to Buyer, for no additional consideration, a number of shares of Series B Preferred Stock equal to (x) the quotient obtained by dividing (A) the Purchase Price by (B) the per “unit” purchase price paid in the Dilutive Issuance, minus (y) the number of Shares issued to Buyer at all Closings hereunder.

(ii)          If, pursuant to the Offering, the Company shall sell any “units” including warrants exercisable for shares of Series B Preferred Stock with an exercise price of less than $0.24 (or warrants exercisable for shares of Series A Preferred Stock with an exercise price of less than $24.00), the Company agrees to amend the Warrant Certificates issued in respect of the Warrants to provide for the same exercise price (with necessary adjustments to account for differences between voting and non-voting securities).

(iii)         If any “unit” sold pursuant to the Offering includes warrants exercisable for more than 416,667 shares of Common Stock (or 4,166.67 shares of Series A Preferred Stock), or the right to receive up to more than 416,667 shares of Common Stock (or 4,166.67 shares of Series A Preferred Stock) upon failure to meet the performance targets set forth in Section 7, the Company agrees to issue to Buyer warrants and/or such rights such that Buyer shall hold the same number and composition of warrants and/or such rights per unit purchased as the subsequent purchaser (with necessary adjustments to account for differences between voting and non-voting securities).

(b)           Limitation to this Section 8.  Notwithstanding anything to the contrary in this Section 8, if and to the extent the issuance of any shares of capital stock or other securities pursuant to this Section 8 would result in (i) the aggregate number of the Company’s issued and outstanding shares of Common Stock exceeding the number of the Company’s then authorized shares of Common Stock, (ii) the aggregate number of the Company’s issued and outstanding shares of preferred stock exceeding the number of the Company’s then authorized shares of preferred stock, or (iii) the aggregate number of any class or series of preferred stock exceeding the number of the Company’s then authorized shares of such class or series of preferred stock, then the issuance of such shares and/or other securities shall be reduced such that they do not exceed the applicable amount referenced in each of the foregoing clauses (i), (ii) and (iii).  For purposes of the foregoing, (x) the aggregate number of the Company’s issued and outstanding shares of Common Stock shall be calculated on a fully-diluted basis (including, without limitation, assuming the exercise, conversion or exchange of all securities exercisable, convertible or exchangeable, directly or indirectly, for shares of Common Stock and the issuance of any other securities issuable pursuant to this Agreement or any other agreement (and the subsequent exercise, conversion or exchange of any such securities which are exercisable, convertible or exchangeable for shares of Common Stock)), and (y) the aggregate number of the Company’s issued and outstanding shares of preferred stock and any class or series thereof shall be calculated assuming the exercise, conversion or exchange of all securities exercisable, convertible or exchangeable, directly or indirectly, for shares of preferred stock and such class or series and the issuance of any other securities issuable pursuant to this Agreement or any other agreement (and the subsequent exercise, conversion or exchange of any such securities which are exercisable, convertible or exchangeable for shares of preferred stock or such class or series thereof).  If the foregoing results in the reduction of the number of shares or other securities to be issued to the Buyer and any other person or entity pursuant to this Agreement, then such reduction or limitation shall be applied among Buyer and such other person or entity pro rata based upon the amount of shares or other securities Buyer and such other person or entity would otherwise have been entitled to receive.

(c)           Amendment or Waiver by UBS.  Notwithstanding anything to the contrary set forth in this Agreement, the provisions of Section 8 shall be deemed amended and/or waived if and to the same extent as the corresponding provisions in the UBS Purchase Agreement may e amended and/or waived from time to time.

9.           TERMINATION.  IN THE EVENT THAT THE FIRST TRANCHE CLOSING SHALL NOT HAVE OCCURRED WITH RESPECT TO THE BUYER ON OR BEFORE TEN (10) BUSINESS DAYS FROM THE DATE HEREOF DUE TO THE COMPANY’S OR THE BUYER’S FAILURE TO SATISFY THE CONDITIONS SET FORTH IN SECTIONS 5 AND 6 ABOVE (AND THE NONBREACHING PARTY’S FAILURE TO WAIVE SUCH UNSATISFIED CONDITION(S)), THE NONBREACHING PARTY SHALL HAVE THE OPTION TO TERMINATE THIS AGREEMENT WITH RESPECT TO SUCH BREACHING PARTY AT THE CLOSE OF BUSINESS ON SUCH DATE WITHOUT LIABILITY OF ANY PARTY TO ANY OTHER PARTY.

10.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement, the Certificate of Designation and all other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Document and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer and any of their respective successors or assigns.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service prior to such courier’s deadline for next Business Day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
Attention:  Chief Executive Officer
Fax No:  (212) 946-3999

with a copy (for informational purposes only) to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone: (813) 227-8484
Facsimile:  (813) 221-2900
Attention:  Mark A. Danzi, Esq.

If to the Buyer:

Bonds MX, LLC
c/o Laidlaw & Company (UK) Ltd.
90 Park Avenue, 31st floor
New York, New York 10016
Facsimile: (212) 297-0670
Attention: Hugh Regan

with a copy (for informational purposes only) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Facsimile:  (310) 552-7038
Attention: Mark Lahive

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company and Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer; provided, that the Buyer may assign some or all of its rights and obligations hereunder to an affiliate of the Buyer, without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights and obligations; provided that as a condition to any such assignment the assignee shall agree to be bound by the terms of this Agreement as the Buyer hereunder and the Buyer shall not be relieved of liability for the performance of its obligations hereunder.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival of Representations and Warranties and Covenants.  The representations and warranties, covenants and agreements of the Company and the Buyer contained in this Agreement shall survive the Closings.  The Company shall not have any liability hereunder unless a claim is made hereunder prior to the twelve month anniversary of the date of this Agreement, in which case such representation and warranty and covenant shall survive as to such claim until such claim has been finally resolved.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction; Definition of Business Day.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

(l)           Remedies.  The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer.  The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Counsel.  The Company and Bonds MX acknowledge that Hill, Ward & Henderson, P.A. acted solely as counsel to the Company and its subsidiaries in the transactions contemplated by this Agreement and that Bonds MX is, or had the opportunity to be, represented by separate counsel in this transaction.

(n)           Liability for Certain Buyer Obligations.  Each of Knetzger and Tully shall (i) be severally liable for 50% of the Buyer’s obligations under Section 1 of this Agreement and (ii) cause the Buyer to satisfy the applicable portion of its obligations under Section 1 of the Agreement; provided, however, each of Knetzger’s and Tully’s maximum liability pursuant to this Section 10(n) shall be $400,000 (for an aggregate amount of $800,000).

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Unit Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer

BUYER:

BONDS MX, LLC

By:	/s/ Hugh Regan
Name:	Hugh Regan
Title:	Manager

KNETZGER:

/s/ Edwin L. Knetzger, III

TULLY:

TULLY CAPITAL PARTNERS

By:	/s/ Timothy J. Tully
Name:	Timothy J. Tully
Title:	Managing Member

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